EXHIBIT 99.1

Mid-Con Energy Partners, LP Announces Dr. Michael L. Wiggins as Executive Vice President and Chief Engineer

DALLAS, March 21, 2013 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced today that Mid-Con Energy GP, LLC (the “General Partner”), the general partner of Mid-Con Energy, appointed Dr. Michael L. Wiggins as Executive Vice President and Chief Engineer of the General Partner, effective March 18, 2013.

“It is with great pleasure that we introduce a professional of Mike’s caliber to the management team,” said Randy Olmstead, Chief Executive Officer. “We are confident that his extensive knowledge of waterfloods and previous successes as an operations and reservoir engineer will be a valuable addition to our technical staff and provide additional leadership for our growth.”

Previously, Dr. Wiggins served as President of William M. Cobb & Associates, Inc. where his expertise included reservoir studies, oil and gas reserve evaluations and audits, improved recovery design, educational courses and litigation support including expert witness services. He has over 30 years of professional experience in academia and the upstream oil and gas industry including drilling, production, and reservoir engineering. His industry experience includes employment with major and independent E&P companies and he has been offering petroleum engineering consulting services to the industry for over 20 years. In addition, he has conducted numerous short courses in the areas of reservoir management, reservoir engineering, waterflood design and evaluation, well completions, production operations and petroleum project evaluation.

Prior to joining William M. Cobb & Associates, Inc. in 2006, Dr. Wiggins was a professor of petroleum and geological engineering at the University of Oklahoma, serving on the faculty for 15 years. In this role, he taught courses and conducted research related to reservoir engineering, production operations, and petroleum project evaluation. He has co-authored numerous papers in his areas of expertise and received research funding from various governmental agencies, international oil companies and national oil companies.

Dr. Wiggins is a Distinguished Member of the Society of Petroleum Engineers (“SPE”) and has served on the SPE Board of Directors. He has been the Executive Editor for SPE Production and Facilities and has served as a technical editor for SPE since 1991. He has served on numerous program committees for SPE technical meetings and served as the General Chairman for the 2003 SPE Production and Operations Symposium. Dr. Wiggins earned his Bachelor of Science, Master of Engineering and Ph.D. degrees in Petroleum Engineering from Texas A&M University. Dr. Wiggins is a registered professional engineer in the states of Texas and Oklahoma.

About Mid-Con Energy Partners, LP

Mid-Con Energy is a Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on the Mid-Continent region of the United States. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma and parts of Oklahoma and Colorado within the Hugoton Basin.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy’s filings with the SEC available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings.

These forward–looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;
•	ability to replace the reserves we produce through acquisitions and the development of our properties;
•	oil and natural gas reserves;
•	technology;
•	realized oil and natural gas prices;
•	production volumes;
•	lease operating expenses;
•	general and administrative expenses;
•	future operating results;
•	cash flow and liquidity;
•	availability of production equipment;
•	availability of oil field labor;
•	capital expenditures;
•	availability and terms of capital;
•	marketing of oil and natural gas;
•	general economic conditions;
•	competition in the oil and natural gas industry;
•	effectiveness of risk management activities;
•	environmental liabilities;
•	counterparty credit risk;
•	governmental regulation and taxation;
•	developments in oil producing and natural gas producing countries; and
•	plans, objectives, expectations and intentions.

CONTACT:

Jeff Olmstead

President and Chief Financial Officer

(972) 479-5980

jolmstead@midcon-energy.com

Matthew Lewis

Associate

(972) 479-5984

mlewis@midcon-energy.com